EXHIBIT 10(c)


                           GENERAL AGENCY AGREEMENT

      THIS GENERAL AGENCY AGREEMENT (this "Agreement") is made and entered into as of the April 1, 2003, by and among STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY, an insurance company organized under the laws of the State of Texas ("Company"), AMERICAN HALLMARK GENERAL AGENCY, INC., a corporation organized under the laws of the State of Texas ("General Agent") and AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS and DORINCO REINSURANCE COMPANY (collectively the "Reinsurer");

                             W I T N E S S E T H:

      THAT, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                   PREAMBLE
                                   --------

      The Company, the Reinsurer and the General Agent have entered into that certain Quota Share Reinsurance Agreements dated as of April 1, 2003, true and complete copies of which are attached hereto as Exhibits A and B and fully incorporated herein by this reference (collectively the "Reinsurance Agreement"), which Reinsurance Agreement requires the appointment of the General Agent to perform certain specified acts on behalf of the Company and Reinsurer. The General Agent desires to perform the functions and duties necessary under the Reinsurance Agreement. It is therefore mutually agreed by the parties that the General Agent will perform all functions necessary for the production, service, management and loss adjustment of policies issued under the Reinsurance Agreement in accordance with the terms and conditions set forth therein and herein. To the extent that there is any conflict between the terms of this Agreement and the Reinsurance Agreement, the Reinsurance Agreement shall govern. Notwithstanding any provisions to the contrary contained elsewhere herein or in any other document, it is expressly understood that the execution and delivery of this Agreement and the Company's performance hereunder shall not under any circumstances be interpreted to affect, weaken or modify the Reinsurer's obligation to indemnify and hold the Company harmless of all business, credit and insurance risks as set forth in the Reinsurance Agreement. The contractual assumption by the Reinsurer of all of these risks in the Reinsurance Agreement is a condition precedent to the Company's entering into this Agreement with the General Agent.

                                  ARTICLE I
                            APPOINTMENT AND DUTIES
                            ----------------------

 1.01 The Company, at the direction of the Reinsurer, hereby appoints the General Agent as its managing general agent for the purpose of producing and handling the business which is the subject of the Reinsurance Agreement issued or renewed on or after the effective date of this Agreement. The Company, at the request of the Reinsurer, hereby grants authority to the General Agent to solicit, accept and receive applications for such classes of coverage as are specified in the Reinsurance Agreement; to secure, at its own expense, reasonable underwriting information through reporting agencies or other appropriate sources relating to each risk insured; to issue, renew and countersign policies, certificates, endorsements and binders which the Company may, from time to time, authorize to be issued, delivered, renewed and countersigned; and to collect and receipt for the premiums thereon and therefor; and to perform such other duties as are generally required of agents and general agents.

 1.02 All activities of the General Agent pursuant to this Agreement shall be in strict compliance with the terms of the Reinsurance Agreement and all rules, regulations and instructions of the Company, including, but not limited to, all rules, instructions and specifications included in the Company's rate manuals, rate brochures and rate schedules.

 1.03 The Company, at the Reinsurer's request, further authorizes the General Agent to perform all acts and duties under policies of insurance issued by the Company as would otherwise be performed by the Company, including, but not limited to, properly sending and/or receiving reports and notices, remitting and/or receiving monies due from or to the Company, and adjusting and paying losses or other claims. The Company grants to the General Agent the authority to settle claims on behalf of the Company. However, the maximum dollar amount of such authority per claim shall not exceed $30,000. For claims settlement in excess of $30,000, the General Agent may only settle such claims with prior approval of the Company and Reinsurer. The Company retains final authority to determine any disputes relating to claims settlement and setting of loss reserves. In performing each of the acts mentioned above, the General Agent shall be under the direct supervision and control of the Reinsurer, and the Reinsurer shall be solely responsible for the acts of the General Agent. While there are acts of the General Agent which may be required by the State of Texas or any regulatory agency thereof to be performed on behalf of the Company, the Reinsurer shall remain ultimately responsible for such acts and will indemnify and hold the Company completely harmless for any damage, cost, liability, expense and/or loss (including attorneys' fees and expenses) incurred by the Company as respects such acts of the General Agent. The General Agent must send to the Company a report, within thirty (30) days of determination, that a claim (i) involves a coverage dispute; (ii) involves a demand in excess of policy limits; (iii) alleges bad faith; (iv) alleges a violation of the Texas
 Deceptive Trade Practices Act; or (v) alleges a violation of the Texas Insurance Code, Article 21.21 (Unfair Competition and Unfair Practices).

 1.04 The General Agent is authorized to have claims adjusted through independent claims adjusters, subject to the supervision of the Reinsurer. The selection of independent claims adjusters shall be subject to prior written approval of the Reinsurer and Company. Such independent claims adjusters are not the agents of the Company and the Company shall be held harmless and indemnified by the Reinsurer for any liability, claim, demand, expense and/or cost of whatever kind or character as a result of, related to or connected with any action or inaction of such claims adjusters.

 1.05 The Company shall not be responsible for the General Agent's expenses and costs, including, but not limited to, salaries, bonuses, rentals, transportation facilities, clerk hire, solicitors' fees, postage, advertising, exchange, personal license fees, adjustment by the General Agent of losses under policies issued by the General Agent, or any other agency expenses whatsoever. The General Agent's sole compensation shall be the fee agreed to by the Reinsurer and the General Agent as provided in
 Section 3.01 of this Agreement.

 1.06 The General Agent understands and agrees that it has no power or authority granted to it by the Company independent of the Reinsurance Agreement, and that this Agreement and the General Agent's authority hereunder shall cease immediately upon termination, for any reason, of this Agreement or of the Reinsurance Agreement (excepting only the General Agent's responsibilities with regard to run-off and other matters as set forth herein or in the Reinsurance Agreement).

 1.07 The General Agent shall not have the power to accept or bind risk other than as set forth herein, as set forth in the Reinsurance Agreement or as may be subsequently authorized by the Company and Reinsurer in writing. The General Agent may not bind or cede reinsurance or retrocessions on behalf of the Company, may not commit the Company to participation in insurance or reinsurance syndicates, and may not commit the Company to a claim settlement with a reinsurer without the prior written approval of the Company. If such prior written approval is given, the General Agent shall forward promptly a report to the Company concerning such transaction and/or payment. The Company hereby authorizes the General Agent to collect payments for losses and loss adjustment expenses from a reinsurer. The General Agent shall send a report to the Company concerning such transactions promptly.

 1.08 The General Agent acknowledges that this Agreement shall not become effective until the General Agent is duly appointed by the Company and on file with the Texas Department of Insurance. The General Agent agrees that any producing agent receiving commission pursuant to this Agreement shall first be duly appointed by the Company and said appointment on file with the Texas Department of Insurance. The General Agent further agrees to be responsible for the payment of any penalty assessed to the Company for any violation by the General Agent or any producing agent appointed by the General Agent pursuant to the provisions of Article IV hereof of any license or appointment provision of the Texas Insurance Code or the rules and regulations promulgated thereunder. If the General Agent fails to pay such penalty, the Reinsurer shall pay it immediately upon notification by the Company (either orally or in writing) of the General Agent's failure to pay such penalty.

 1.09 It is understood that the Reinsurer has acknowledged that the Company shall not be required to monitor the General Agent's compliance with the terms of either the Reinsurance Agreement or this Agreement and the Reinsurer shall be responsible for monitoring the General Agent's compliance with the Reinsurance Agreement and this Agreement.

 1.10 The authority and limitations of the General Agent to issue policies are as follows:

      (a) the maximum annual premium volume the General Agent may produce under this General Agency Agreement is $80,000,000;

      (b) the basis of the rates charged are as provided in the Company's rate manuals, rate brochures and rate schedules which the General Agent shall follow;

      (c) the only classes of business the General Agent is authorized to produce and handle under this Agreement are the classes of business specified in the Reinsurance Agreement;

      (d) the maximum limits of liability for policies to be produced pursuant to this Agreement are set forth in the Reinsurance Agreement;

      (e) the General Agent may issue policies under this Agreement only to insureds domiciled in the State of Texas; but this limitation shall not apply to losses if said policies provide coverage outside the aforesaid territorial limit;

      (f) the General Agent shall only cancel policies as set forth in the policy form for the policies produced hereunder or as otherwise permitted by the laws of the State of Texas;

      (g)  the maximum term for any policy  issued hereunder shall be  twelve
           (12) months;

      (h) the General Agent shall employ all reasonable and appropriate measures to control and keep a record of the issuance of the Company's insurance policies hereunder, including, but not limited to, keeping records of policy numbers issued and maintaining policy inventories;

      (i)  the  excluded  risks  are  those  set  forth  in  the  Reinsurance
           Agreement.

 In underwriting policies, the General Agent shall follow the underwriting guidelines developed by the General Agent, the Reinsurer and the Company, and these guidelines are herein incorporated by reference.

                                  ARTICLE II
                                   PREMIUMS
                                   --------

 2.01 It is expressly agreed and understood that all premiums collected by the General Agent are collected on behalf of the Company; that such premiums are the property of the Company; and that the General Agent has no interest in the premiums collected by it. All premiums collected by the General Agent on the business produced under the Reinsurance Agreement shall be deposited in a bank account separate and apart from all other bank accounts of the General Agent which reflects ownership of the account by the Company. The only disbursements from such account shall be the payment of claims, claims expenses, return premiums and commission due the General Agent as authorized herein and in the Reinsurance Agreement and remittance of premiums to the Reinsurer. The General Agent shall not make personal use of any funds in this separate account. The commissions payable to the General Agent are debts due to the General Agent by the Reinsurer and the privilege herein granted of deducting commissions from said premiums should not be taken as a waiver by the Company of its exclusive ownership rights of premiums as provided herein. Should any dispute arise between the Company, the Reinsurer and/or the General Agent regarding payment of premium, the General Agent shall remit immediately all money and property, without deductions for commissions, to the segregated account with full reservation of any and all rights reserved by the parties.

 2.02 The General Agent shall furnish to the Company and Reinsurer all necessary premium and loss data (in a form acceptable to the Reinsurer and the Company) no later than forty-five (45) days following the end of the month during which the business is written or losses are incurred to enable the Company to record statistics required by statutes, regulation or upon call by authorities having competent jurisdiction. Such data shall include, but is not limited to, premiums written and unearned premium. Said data shall be segregated by lines of insurance and location of risk.

 2.03 The keeping of an account with the General Agent on the Company's books as a creditor and debtor account is declared a record memorandum of business transacted and neither such keeping of an account, nor alteration in commission rate, nor failure to enforce prompt remittance or compromise or settlement or declaration of balance of account, shall be held to waive assertion of the trust relation as to premiums collected by the General Agent.

 2.04 The General Agent shall be liable for the payment of all premiums upon all policies of insurance written through the General Agent or any sub-agents of the General Agent.

 2.05 The General Agent shall remit to the Reinsurer any funds of or due to the Company under this Agreement at the earlier of the following: (1) sixty
 (60) days from the end of the month in which premium is recorded; or (2) ninety (90) days from the end of the month in which the coverage under this Agreement is issued.

 5.6 The General Agent shall hold all funds of or due the Company in a fiduciary capacity.

                                 ARTICLE III
                      COMPENSATION TO THE GENERAL AGENT
                      ---------------------------------

 3.01 The Reinsurer shall allow the General Agent in full compensation for all services rendered and in full reimbursement for all expenditures made by the General Agent the fee specified in the Reinsurance Agreement. The Reinsurer shall pay the Company directly its ceding fee as specified in the Reinsurance Agreement, and the amounts for assignments, assessments, premium taxes, fines and penalties as specified in the Reinsurance Agreement. The General Agent shall not be required to return, as commission or return commission, monies greater than the total commission paid or otherwise payable to the General Agent.

 3.02 The Company shall not be liable for or responsible for any commissions or other monies payable to the General Agent in connection with this Agreement or the Reinsurance Agreement. The General Agent shall not sue or seek arbitration against the Company for any actions by, or debts owing from, the Reinsurer.

 3.03 In the event the Company or the Reinsurer, during the continuance of this Agreement or after its termination, refunds premiums under any policy of insurance by reasons of cancellation or otherwise, the General Agent agrees immediately to return to the Reinsurer the commission previously received by it on the portion of the premium refunded.

                                  ARTICLE IV
                                  SUB-AGENTS
                                  ----------

 4.01 The General Agent may appoint such producing agents as shall be reasonably approved by the Reinsurer and the Company. The General Agent may not terminate the appointment of such agents without the written authorization of the Company.

 4.02 The General Agent and the Reinsurer shall comply with, and shall be responsible to insure the compliance by all such producing agents with, the terms of this Agreement and the Reinsurance Agreement and all other written rules and regulations of the Company, and treat as confidential and use only in the interest of the Company all instructions, information and materials received from the Company.

 4.03 The General Agent and Reinsurer shall be solely responsible for the performances of any producing agents under all of the terms and provisions hereof, including, but not limited to, the collections of premiums and refunds of premiums.

 4.04 Each such producing agent must be properly licensed as a local recording agent or Group II agent and receive an appointment as an agent of the Company through the appropriate regulatory body of Texas as provided by law, before any application shall be accepted from him or other insurance performances on behalf of the Company are performed. The Reinsurer and
 General Agent shall be ultimately responsible for the obligation of the producing agent to obtain an appointment as provided herein. The General Agent shall have each producing agent appointed with the Company.

 4.05 It is also specified that the General Agent and the Reinsurer shall be solely responsible for all commissions payable to any producing agents. The Reinsurer, General Agent and any producing agent shall not seek to hold the Company liable through litigation, arbitration or otherwise for commissions payable to such producing agents.

 4.06 The Company, in its sole discretion with or without cause, and without prior written notice, may terminate the appointment of any producing agent.


                                  ARTICLE V
                          ADDITIONAL DUTIES OF AGENT
                          --------------------------

 5.01 The General Agent shall, at all times during the period of this Agreement, comply with all laws of the State of Texas and all orders, policy decisions or other requirements of the Texas Department of Insurance.

 5.02 All books, records, accounts, documents and correspondence of the General Agent and any producing agent pertaining to the Company's and
 Reinsurer's business shall, at all times, be open to examination by any authorized representative of the Company or Reinsurer. The General Agent shall make copies of records available upon request by the Company or Reinsurer, whether such request is before or after termination of this Agreement or the Reinsurance Agreement. The General Agent must maintain separate records of business, including, but not limited to, underwriting files for each insurer for whom it acts as a general agent pursuant to the Texas Insurance Code, Article 21.07-3, Section 3C(b) or any amendment or successor thereto. Such records must be maintained for five (5) years or until the completion of a financial examination by the insurance department of the state in which the Company is domiciled, whichever is longer.

 5.03 The General Agent shall maintain adequate accounting procedures and systems, at no cost or expense to the Company, and shall provide statistics in a timely manner for all reporting requirements under the Reinsurance Agreement or as shall be required from time to time by the regulatory authorities of the State of Texas or any other governmental agency or authority. Such statistical information shall be provided to the Company by the General Agent at the General Agent's sole cost and expense.

 5.04 The General Agent shall forward to the Company, no later than the 45th day of the month following the month being accounted for, a report in detail of all policies of insurance written or placed, or liability increased or decreased, or policies continued or renewed or canceled by or through the General Agent during the month being accounted for, which shall include all premiums due thereon whether collected or not. Such report shall show the net amount due to the Company and Reinsurer on all such business on the lines of business authorized to be written by the General Agent and the amounts paid in losses, loss adjustment expenses and commissions. Such report shall also include, to the extent not already included, both insurance and reinsurance transactions and all transactions pursuant to Texas Insurance Code, Article 21.07-3, Section 3C(a) including:

      (i)   statement of written, earned and unearned premiums;

      (ii)  losses and loss expenses outstanding;

      (iii) losses incurred but not reported; and

      (iv)  any management fees.

 The report shall be received by or confirmed to the Company no later than forty-five (45) days from the close of the month for which business is reported. The Company shall maintain such account reports on file for at least three (3) years and shall make the account reports available to the Commissioner of Insurance of the State of Texas (the "Commissioner") for review upon request.

 5.05 The General Agent shall account for and furnish to the Company, upon request, complete copies of all policies issued, copies of all spoiled, voided or otherwise unissued policies, and copies of all claim files created with respect to all loss occurrences under any policy issued under this Agreement.

 5.6 The title of all undelivered policies, books, supplies or other property related to the reinsured business is in the Company, and these shall be delivered to the Company by the General Agent immediately upon the termination of this Agreement. The General Agent agrees to surrender peaceably the same without compelling the Company to resort to any legal proceedings whatsoever. Upon request of the Company, prior to or after the termination of this Agreement, the General Agent shall provide to the Company, at the General Agent's sole cost and expense, electronic copies of any and all data related to the reinsured business in a format specified by the Company. Further, the General Agent shall ensure any vendor or other third party acknowledges and agrees the Company, at no expense to the Company, shall have use of any systems, data, information, reports, files or statistics prior to or after the termination of this Agreement.

 5.07 The General Agent shall not insert any advertisement respecting the Company or the business to be written under this Agreement and/or the Reinsurance Agreement in any publication or issue any circular or paper referring to the Company or such business without first obtaining the written consent of the Company. The General Agent shall establish and maintain records of any such advertising as required by Texas statute and regulation.

 5.08 The General Agent shall maintain on behalf of the Company and Reinsurer complete copies of all policies issued hereunder and copies of all claim files created with respect to all loss occurrences thereunder. Any or all policies and/or claim files required to be maintained by General Agent pursuant to this Section 5.08 may be maintained in electronic data storage form accessible by computer and if so stored in this fashion, no physical copy of such items need be maintained. Where electronic claims files are maintained by the General Agent, any data from such files requested or required by the Company shall be provided within thirty (30) days or less if so requested by the Company.

 5.09 The General Agent shall pay to the Reinsurer the positive balance, if any, no later than sixty (60) days following the end of the month during which the business was written, earned premiums hereunder less the General Agent's commissions and less loss adjustment expenses and loss payments plus salvage and subrogation. Should such balance be a negative amount, the Reinsurer shall promptly pay the General Agent upon receipt and verification of the amount due as reported by the General Agent.

 5.10 The General Agent shall be solely responsible for procuring and renewal, extension, or new policy or insurance that may be required by any state or rule or regulation of any State Insurance Department with respect to policies originally written directly for the Company. The General Agent and Reinsurer shall indemnify the Company and hold it harmless from any loss, damage, cost, claim or expense whatsoever that the Company may incur, or for which it may become liable, as a result of the said General Agent's failure, refusal or neglect to fulfill said responsibility.

 5.11 The General Agent agrees that its duties and obligations under this Agreement shall be due and owing also to the Company's and Reinsurer's successors and assigns.

 5.12 Nothing in this Article V shall be construed as requiring the Company to monitor the book of business which is the subject of the Reinsurance Agreement for the benefit of the Reinsurer.

 5.13 The Company shall conduct or cause to be conducted a semi-annual examination of the General Agent, in compliance with 28 TAC S19.1204(b)(19). Furthermore, if the Company's aggregate premium volume increases by thirty
 (30) percent in any thirty (30) day period, at no expense to the Company, the Company shall examine or cause to be examined within ninety (90) days the General Agent if it writes more than twenty (20) percent of the Company's volume and has also experienced a twenty (20) percent increase in premium volume during that same thirty (30) day period in compliance with 28 TAC S19.1204(b)(19).

 The examinations required under the preceding paragraph shall adequately provide the Commissioner with the information outlined in (a) through (e) below, shall be made available to the Commissioner for review, shall remain on file with the Company for a minimum of three (3) years and shall, at a minimum, contain information concerning the following:

      (a)  claims procedures of the General Agent;

      (b)  timeliness  of  claims   payments by the General Agent (i.e.,  lag
           time between date claim is reported and date claim is paid);

      (c)  timeliness of  premium reporting  and  collection by  the  General
           Agent;

      (d)  compliance by the General Agent with underwriting guidelines under
           Section 1.10 hereof; and

      (e)  reconciliation of policy inventory.

 5.14 The General Agent shall return any unearned premium due insureds or other persons on the business which is the subject of the Reinsurance Agreement; if for any reason, the General Agent does not return such unearned premium, then the Reinsurer shall pay such amount and/or amounts.

 5.15 The General Agent shall be duly licensed as a managing general agent or as otherwise required as required under Texas law.

 5.16 Should the Texas Department of Insurance make a request to the Company for any data required to comply with a statistical plan and/or data call, the General Agent shall be solely responsible to provide the Company with such data. Should the request from the Texas Department of Insurance require the Company to contract the services of an outside source, such as an actuarial firm, to compile the data required, the General Agent shall be responsible for its proportionate share of the total cost for services rendered.

 5.17 The General Agent will act, at its sole cost and expense, on behalf of the Company to produce, prepare, and file statistical information with the designated statistical reporting bureau. The General Agent will also furnish the Company, and other parties as designated by the Company, with monthly, quarterly and annual reports showing statistical data in respect of the business written as required.

                                  ARTICLE VI
                             TERM AND TERMINATION
                             --------------------

 6.01 The effective date of this Agency Agreement is 12:01 a.m., Central Standard Time, on April 1, 2003, and shall remain continuously in force unless canceled as follows:

      (a)  This Agreement may be canceled by any party giving at least ninety
           (90) days prior written notice to the other parties. Notice shall be provided by registered mail, return receipt requested, and notice shall be deemed to have been provided on the date of mailing.

      (b)  Immediately by mutual consent of the Company and Reinsurer.

      (c) At any time, by the Company, without prior notice in the event of any other party declaring bankruptcy or being declared or found bankrupt or insolvent, or being the subject of a cease and desist order, corrective order, or being placed in, or subject to, a proceeding of supervision, conservation, rehabilitation or liquidation.

      (d) Immediately upon written notice by the Reinsurer or the Company in the event of the cancellation or non-renewal of the General Agent's license by the Texas Department of Insurance.

      (e) Immediately upon written notice by the Company, if the Reinsurer or General Agent is found to be insolvent by a State Insurance Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed. By the Reinsurer, upon thirty
           (30) days written notice, if the Company or General Agent is found to be insolvent by a State Insurance Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.

      (f) If the General Agent shall default in making remittance for net premiums then this Agreement shall be terminated according to the terms provided in the Reinsurance Agreement.

      (g) If the General Agent shall defraud or attempt to defraud the Company; or any policyholder, then the Company may at its sole discretion cancel this contract by giving the General Agent written notice of cancellation served personally or by mail, which shall be effective immediately.

      (h) Automatically and immediately, without notice upon cancellation or termination of the Reinsurance Agreement, including, but not limited to, termination of the Reinsurance Agreement by the Company as provided in the Reinsurance Agreement.

      (i)  As provided in Section 9.11 of this Agreement.

      (j) By the Dorinco Reinsurance Company immediately in the event American Hallmark Insurance Company of Texas' surplus drops below $5,000,000.

 6.02 This Agreement shall automatically become renewed from year to year upon the renewal of the license or certificate of authority granted to the General Agent by the Commissioner or Department of Insurance of the state wherein this contract is to be performed, provided this Agreement shall not be otherwise canceled.

 6.03 It is expressly agreed and understood that nothing in this paragraph authorizes the General Agent to write any new business under this Agreement should the Reinsurance Agreement terminate, except the business that is required to be renewed or issued because of applicable law or regulation, as provided in the Reinsurance Agreement (any such business which is issued because of the requirements of law or regulation is 100% reinsured under the Reinsurance Agreement).

 6.04 The Company shall have no liability to the General Agent and/or Reinsurer by virtue of the Company's termination of this Agreement as set forth in this Article; it being expressly understood that partial consideration for the Company's grant of agency authority to the General Agent is the General Agent's and Reinsurer's promise that the Company shall not be responsible for any damages which might arise by virtue of any termination of this Agreement.

 6.05 In the event of termination of this Agreement, after the General Agent having promptly accounted for and paid over premiums for which it may be liable, the General Agent's records, use and control of expirations shall remain the property of the General Agent and left in its undisputed possession.

 6.06 In the event that this Agreement is terminated, the General Agent, for no additional fee, shall have the authority (unless revoked by the Company at its sole discretion in which case the Reinsurer shall appoint a successor at no cost to the Company) as provided in this Agreement to continue to perform all of its duties under this Agreement on the remaining policies during the run-off period. The General Agent's duties during the run-off period shall include handling and servicing of all policies through their natural expiration, together with any policy renewals required to be made by the provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of cancellation of this Agreement. Further, upon termination of this Agreement, the General Agent shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to the outstanding insurance business under this Agreement existing on the date of such termination. The Company, General Agent and Reinsurer will cooperate in handling all such business until the business has expired either by cancellation or by the terms of the policies and all outstanding losses and loss adjustment expenses have been settled.

 6.07 As the Reinsurance Agreement provides for termination on a run-off basis, the relevant provisions of this Agreement shall apply to business being run-off. It is also expressly agreed that the terms, conditions and obligations of the Preamble and Articles II, IV and V, Sections 6.04, 6.05, 6.06, 6.07 and 6.08, Articles VII and VIII, and Section 9.11 herein shall survive termination of this Agreement.

 6.08 The Company may suspend the authority of the General Agent during the pendency of any dispute regarding any event of default by the General Agent.

                                 ARTICLE VII
                   T.B.A. INSURANCE GROUP, LTD. ("T.B.A.")
                   ---------------------------------------

      The Company has contracted with TBA as its designated intermediate agent to perform certain duties on the Company's behalf and to issue certain checks on behalf of the Company in exchange for certain fees. The Reinsurer agrees that TBA is to bear no business, credit or insurance risk and can bear no liability whatsoever to the Reinsurer save liability for any actual fraud or violation of criminal law it commits, which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals. TBA shall receive all the protections from liability which are contained herein for the benefit of the Company.

                                 ARTICLE VIII
                      HOLD HARMLESS AND INDEMNIFICATION
                      ---------------------------------

      The General Agent agrees to and does hereby indemnify and hold the Company harmless from and against any and all actions, causes of actions, suits, arbitrations, or proceedings of any kind, liabilities, losses, claims, damages, costs, or expenses (including attorneys' fees and expenses), incurred by the Company by reason of, arising out of, or relating in any way to this Agreement or any action taken or inaction by the General Agent in breach of the terms of this Agreement or the terms of the Reinsurance Agreement, or which is not in full compliance therewith. If the General Agent does not indemnify and hold the Company harmless as provided in this Article VIII, the Reinsurer shall fulfill the obligations of the General Agent and make the payments required of the General Agent pursuant to this Article VIII. In addition, if the Reinsurer does not indemnify and hold the Company harmless as required by the Reinsurance Agreement, the General Agent shall fulfill the obligations of the Reinsurer and make the payments required pursuant to the Reinsurance Agreement.

                                  ARTICLE IX
                                MISCELLANEOUS
                                -------------

 9.01 This Agreement has been made and entered into in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

 9.02 This Agreement shall be binding upon the parties hereto, together with their respective successors and permitted assigns.

 9.03 This Agreement is not exclusive and the Company reserves the right to appoint other agents in the territory covered by this Agreement and the General Agent reserves the right to act as General Agent for other insurers or reinsurers.

 9.04 The Company shall have no right of control over the General Agent as to time, means or manner of the General Agent's conduct within the terms of the Agreement and the Reinsurance Agreement and the authority herein granted and nothing herein is intended or shall be deemed to constitute the General Agent an employee or servant of the Company. The General Agent shall at all times be an independent contractor.

 9.05 This Agreement shall be deemed performable at the Company's administrative office in Fort Worth, Texas, and it is agreed that the venue of any controversy arising out of this Agreement, or for the breach thereof, shall be in Tarrant County, Texas.

 9.06 Neither the Reinsurer nor the General Agent shall assign any of its rights or obligations under this Agreement without the prior written consent of the Company. No verbal modification will be recognized by any party hereto and this Agreement cannot be modified by any subsequent practices or course of dealing by the parties inconsistent herewith. If the Company, the General Agent or Reinsurer shall fail to take advantage of a breach, if any, by another party of the terms, conditions, covenants, or any of them herein contained, such failure shall not be deemed to constitute, or be construed as, a waiver of any rights on the part of the General Agent, Company or Reinsurer to thereafter enforce any of the said terms, conditions or covenants.

 9.07 This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties hereto. All such amendments or changes shall specify the effective date of such amendments or changes.

 9.08 This  Agreement  supersedes  any  and  all  provisions,  terms   and/or
 conditions of any other general agency agreements, whether oral or written, by between and among the parties.

 9.09 The General Agent  shall notify the  Company in  writing within  thirty
 (30) days when there is a change in the ownership of 10% or more of the outstanding stock in the General Agent or when there is any change in the General Agent's principal officers or directors.

 9.10 The General Agent shall not offset balances due under this Agreement against balances due or owing under any other contract.

 9.11 This Agreement shall be interpreted in conformance with applicable Texas law and regulation. If it is found or ordered by a court or regulatory body that any provision or term of this Agreement does not conform to such law or regulation then this Agreement shall be deemed to be amended, and modified to be in accordance with such law. However, where this Agreement is found not to comply with applicable law or regulations, the Company may in its sole discretion terminate this Agreement immediately and without prior notice.

                                  ARTICLE X
                                   PRIVACY
                                   -------

 10.01 The General Agent shall provide to each new policyholder, prior to or upon the issuance of any Policies written under this Agreement, and in accordance with applicable state and federal laws, an initial notice of the Company's privacy policies and practices. Not less than annually thereafter, the General Agent, upon the request of the Company, distribute a copy of the Company's annual privacy notice, as may be amended from time to time, to each existing policyholder. In addition, the General Agent shall, upon the request of the Company, distribute revised privacy notices and opt-out notices as applicable to each policyholder to reflect any revisions which may be made to the Company's privacy policies and practices. In each case, the Company shall be responsible for providing the Agency with a copy of the form for its privacy policies and practices notice, which forms the General Agent shall use to create and deliver the notices described herein, at the Agency's sole cost and expense. These notices shall be created and delivered independent of any separate legal obligation the General Agent may have to create and deliver its own such notices.

 10.02 The General Agent shall not disclose or use any nonpublic personal financial information or nonpublic personal health information related to any policyholder, or to any consumer or customer (as such terms are defined under applicable state and federal privacy laws), except as necessary to carry out its duties and obligations under this Agreement or as otherwise permitted under applicable state or federal law.

 10.03 The General Agent shall develop and implement, in accordance with applicable state and federal laws, a comprehensive written information security program designed to (i) ensure the security and confidentiality of nonpublic personal financial information and nonpublic personal health information related to any policyholder, or to any consumer or customer (as such terms are defined under applicable state and federal privacy laws),
 (ii) protect against any anticipated threats or hazards to the security or integrity of such information, and (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer.

      IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the date first above mentioned.


 STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY


 BY:  _________________________________

 ITS: _________________________________


 AMERICAN HALLMARK GENERAL AGENCY, INC.


 BY:  _________________________________

 ITS: _________________________________


 AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


 BY:  _________________________________

 ITS: _________________________________


 DORINCO REINSURANCE COMPANY


 BY:  _________________________________

 ITS: _________________________________